SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549





                                  FORM 8-K

                               CURRENT REPORT





                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934





                              December 21, 1999
                              (Date of report)




                           STAR TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)





            Delaware                      0-13318               93-0794452
(State or other jurisdiction of    (Commission File No.)     (I.R.S. employer
incorporation or organization)                            identification no.)




                           1151-A Seven Locks Road
                             Potomac, MD  20854
                  (Address of principal executive offices)
                                 (Zip Code)




                               (301) 315-0240
            (Registrant's telephone number, including area code)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     KPMG LLP was previously the principal accountants for Star Technologies, Inc. On December 14, 1999, that firm resigned.

     In connection with the audits of the nine months ended December 31, 1997 and the year ended December 31, 1998, and the subsequent interim period through December 14, 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of KPMG LLP on the consolidated financial statements of Star Technologies, Inc. and subsidiaries as of and for the nine months and the year ended December 31, 1997 and 1998, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:
KPMG LLP's auditors' report on the consolidated financial statements of Star Technologies, Inc. and subsidiaries as of and for the nine months and the year ended December 31, 1997 and 1998, respectively, contained a separate paragraph stating that "as discussed in Notes 2 and 5 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency and is currently in default on certain loan agreements as of December 31, 1998 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)   Exhibits

           Letter from KPMG LLP

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               STAR TECHNOLOGIES, INC.


Dated:  December 21, 1999      By: /s/ Brenda A. Potosnak
                                   Brenda A. Potosnak
                                   Vice President of Finance and
                                   Administration, Secretary, Treasurer,
                                   and Chief Financial Officer